    As filed with the Securities and Exchange Commission on August 11, 1997

                                                     Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                     --------------------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                     --------------------------------------

                              STERLING VISION, INC.
             (Exact Name of Registrant as Specified in its Charter)

               New York                                     11-3096941
   (State or other jurisdiction of                       (I.R.S. Employer
    incorporation or organization)                     Identification No.)

                             1500 Hempstead Turnpike
                           East Meadow, New York 11554
                    (Address of Principal Executive Offices)

                 Sterling Vision, Inc. 1995 Stock Incentive Plan
                            (Full title of the Plan)

                               Joseph Silver, Esq.
             Executive Vice President, Secretary and General Counsel
                             1500 Hempstead Turnpike
                           East Meadow, New York 11554
                     (Name and address of agent for service)

                                 (516) 390-2100
          (Telephone number, including area code, of agent for service)

                                   Copies to:
                             Robert S. Matlin, Esq.
                             Julie K. Horowitz, Esq.
                           Camhy Karlinsky & Stein LLP
                                  1740 Broadway
                            New York, New York 10019
                                 (212) 977-6600

Approximate date of proposed commencement of sales pursuant to the Plan: From time to time after the effective date of this Registration Statement.

                         CALCULATION OF REGISTRATION FEE
==================================================================================================================
                                             Proposed Maximum     Proposed Maximum
   Title of Securities      Amount to be    Offering Price Per   Aggregate Offering      Amount of Registration
     To Be Registered        Registered          Share(1)             Price(1)                     Fee
Common Stock, par value
$.01 per share                   100,000         $   5.75            $   575,000                $  174.24

Common Stock, par value
$.01 per share                 1,026,694         $   6.00            $ 6,160,164                $1,866.72

Common Stock, par value
$.01 per share                    25,000         $   6.50            $   162,500                $   49.24

Common Stock, par value
$.01 per share                   102,500         $   7.50            $   768,750                $  232.95

Common Stock, par value
$.01 per share                   300,000         $   7.875           $ 2,362,500                $  715.91

Common Stock, par value
$.01 per share                   400,001         $   7.9375          $ 3,175,008                $  962.12

Common Stock, par value
$.01 per share                    10,000         $   8.25            $    82,500                $   25.00

Common Stock, par value
$.01  per share                1,535,805         $   7.06            $10,842,783                $3,285.69
                                                                                                =========
                                                                                                $7,311.87
==========================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee and based (a) as to shares issuable upon the exercise of outstanding options under the Plan, on the exercise price of such options, and (b) as to the balance of the shares reserved for issuance under the Plan, on the average of the high and low prices of the Company's common stock as reported on the NASDAQ National Market System on August 7, 1997.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         Sterling Vision, Inc. (the "Registrant" or the "Company") states that the below listed documents, which are on file with the Securities and Exchange Commission, are incorporated herein by reference and made a part hereof:

          (1) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

          (2) the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1997;

          (3) the Company's Current Report on Form 8-K,dated February 26, 1997;

          (4) the Company's Current Report on Form 8-K,dated April 7, 1997;

          (5) the Company's Proxy Statement with respect to the Annual Meeting to be held on June 20, 1997; and

          (6) the Company's Current Report on Form 8-K, dated June 30, 1997.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of each such document.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this Registration Statement, to the extent that a statement contained herein, or in any other subsequently filed document that also is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant's Certificate of Incorporation provides that a director shall not be liable to the Company or its shareholders for damages for any breach of duty in such capacity except for liability in the event a judgment or other final adjudication adverse to such director establishes that his/her acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law, or that such director personally gained a financial profit or other advantage to which he was not legally entitled, or that such director's acts violated Section 719 of the Business Corporation Law of the State of New York. The Registrant's Bylaws provide that the Company shall indemnify directors and officers, to the fullest extent permitted by applicable law, for all costs reasonably incurred in connection with any action, suit or proceeding in which such director or officer is made a party by virtue of his or her being an officer or director of the Company if such director or officer acted in good faith, for a purpose which he/she reasonably believed to be in the best interests of the Company and in criminal actions and proceedings, in addition, had no reasonable cause to believe that his/her conduct was unlawful. The Company has not entered into indemnification agreements with any of its directors.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Inapplicable.

Item 8.  EXHIBITS.

           Exhibit No.    Description of Document
           -----------    -----------------------

           4.1            Specimen Common Stock Certificate of Registrant(1)

           4.2            Form of Convertible Debentures and Warrants

                          Subscription Agreement, with Exhibits attached thereto, representing the form of Debenture, Warrant and Bonus Warrant(2)

           4.3            Agreement and Plan of Reorganization, dated
                          February 19, 1997, as amended, among the Company and Messrs. David, Alan and Sidney Singer(3)

           4.4 Note Amendment and Conversion Agreement, dated as of April 21, 1997, between the Company and BEC Group, Inc.(4)

        Exhibit No.  Description of Document
        -----------  -----------------------

        5.1 Opinion of Camhy Karlinsky & Stein LLP regarding the legality of shares of Common Stock being registered

        23.1         Consent of Deloitte & Touche LLP

        23.2         Consent of Janover Rubinroit, LLC

        23.3 Consent of Camhy Karlinsky & Stein LLP (included as part of Exhibit 5.1)

        24.1         Power of Attorney (included on signature page)

-------------------------------------
(1) Incorporated by reference to Registrant's Registration Statement on Form S-1 (SEC File No. 33-98368).

(2) Incorporated by reference to Registrant's Current Report on Form 8-K, dated February 26, 1997.

(3) Incorporated by reference to Registrant's Current Report on Form 8-K, dated April 7, 1997.

(4) Incorporated by reference to Registrant's Registration Statement on Form S-3 (SEC File No. 333-26851).

Item 9.  UNDERTAKINGS.

A.       Rule 415 Offering

         The undersigned Registrant hereby undertakes

         (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                  (ii) to reflect, in the prospectus, any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

         (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities, at the time, shall be deemed to be the initial bona fide offering thereof; and

         (3) to remove from registration, by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering.

B.       Filings Incorporating Subsequent
         Exchange Act Documents by Reference

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities, at that time, shall be deemed to be the initial bona fide offering thereof.

C.       Indemnification of Officers and Directors

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than the payment, by the Registrant, of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question as to whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Nassau, State of New York, on the 8th day of August, 1997.

                                    STERLING VISION, INC.

                                    By:   /S/ ROBERT B. GREENBERG
                                          ---------------------------------
                                                Robert B. Greenberg
                                              Chief Executive Officer

                                    By:   /S/ SEBASTIAN GIORDANO
                                          ---------------------------------
                                                  Sebastian Giordano
                                               Chief Financial Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Robert B. Greenberg and Sebastian Giordano, singly, as his true and lawful attorney-in-fact and agent, with full power of substitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments and post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that each said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                Signature                                         Title                                    Date
                ---------                                         -----                                    ----
 /S/    ROBERT COHEN                               Chairman of the Board of Directors                August 11, 1997
-------------------------------------------
         Robert Cohen

/S/    ALAN COHEN                                     Vice-Chairman of the Board of                  August 11, 1997
-------------------------------------------                     Directors
         Alan Cohen

 /S/    ROBERT B. GREENBERG                       Chief Executive Officer and Director               August 11, 1997
-------------------------------------------           (Principal Executive Officer)
         Robert B. Greenberg

 /S/    SEBASTIAN GIORDANO                         Executive Vice President--Finance,                August 11, 1997
-------------------------------------------      Chief Financial Officer and Treasurer,
         Sebastian Giordano                          (Principal Accounting Officer)

 /S/    EDWARD COHEN                                            Director                             August 11, 1997
-------------------------------------------
         Edward Cohen

 /S/    JAY FABRIKANT                                           Director                             August 11, 1997
-------------------------------------------
         Jay Fabrikant

                                        6

                                INDEX TO EXHIBITS

Exhibit
Number            Description of Exhibits
-------           -----------------------

5.1               Opinion of Camhy Karlinsky & Stein LLP
                  regarding the legality of shares of
                  Common Stock being registered

23.1              Consent of Deloitte & Touche LLP

23.2              Consent of Janover Rubinroit, LLC

23.3              Consent of Camhy Karlinsky & Stein LLP
                  (included as part of Exhibit 5.1)

24.1              Power of Attorney (included on signature page)